UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): May 6, 2015

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center
6903 Rockledge Drive
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2015, the Compensation, Nominating and Governance Committee of the Board of Directors of Centrus Energy Corp. (the "Company") approved the Centrus Energy Corp. Executive Deferred Compensation Plan, as amended and restated (the "Executive Plan"), to be effective June 1, 2015. The Executive Plan, which was originally effective January 1, 2008 and subsequently frozen on December 31, 2012, is intended to be a non-qualified deferred compensation plan that complies with the regulations of Section 409A of the Internal Revenue Code of 1986, as amended.

Participants in the Executive Plan, comprised of a targeted group of officers and highly compensated employees, may defer up to a maximum of 90% and a minimum of 5% of base salary and a maximum of 100% and a minimum of 5% of cash bonus amounts received through the Company’s incentive compensation program. The Company will match participant contributions under the Executive Plan at the rate that would apply if they had been contributed to the Company’s tax qualified 401(k) employee savings plan (the "401(k) plan") without regard for any statutory limitations, reduced by amounts contributed to the 401(k) plan. The Company’s 401(k) plan currently provides for a Company match of 200% of the first 2% of pay contributed, 100% of the next 2% of pay contributed and 50% of the next 2% of pay contributed. The Company has the discretion to make additional contributions to the Executive Plan on behalf of any participant.

A participant may receive a distribution from the Executive Plan upon a qualifying distribution event such as a separation from service, disability, death, or scheduled distribution, change in control or an unforeseeable emergency all as defined in the Executive Plan. Distributions from the Executive Plan will be made in cash in a lump sum, annual installments, or a combination of both, in the manner elected by the participant and provided for in the Executive Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2015 annual meeting of stockholders on May 7, 2015. As of the record date, March 13, 2015, there were 7,563,600 shares of Class A common stock outstanding, each entitled to one vote. 82.7% of those shares were represented at the annual meeting.

At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as described below. The proposals are described in detail in the Company’s proxy statement.

Proposal 1

The Company’s stockholders elected nine directors (listed below) to hold office until the next annual meeting of stockholders and until his or her successor is elected and has qualified. There were no abstentions. The number of votes cast for or withheld and the broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mikel H. Williams, Chairman	3,289,557	310,598	2,655,027
Michael Diament	3,317,057	283,098	2,655,027
Osbert Hood	3,315,041	285,114	2,655,027
W. Thomas Jagodinski	3,315,122	285,033	2,655,027
Patricia J. Jamieson	3,317,345	282,810	2,655,027
Suleman E. Lunat	3,317,117	283,038	2,655,027
William J. Madia	3,314,855	285,300	2,655,027
Michael P. Morrell	3,317,075	283,080	2,655,027
Daniel B. Poneman	3,315,044	285,111	2,655,027

Proposal 2

The Company’s stockholders cast their votes with respect to the advisory approval of the Company’s executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,548,653	35,701	15,801	2,655,027

Proposal 3

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2015 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,234,986	12,627	7,569	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date: 5/12/2015	By:	/s/ Peter B. Saba
Peter B. Saba
Senior Vice President, General Counsel, Chief
Compliance Officer and Corporate Secretary